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                                                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


Significant subsidiary companies of the Registrant at December 31, 2000, were:



                                                                                                    Percentage
                                                                                                    ownership
                                                                                                    of common
                                                                        Organized under the         shares by
                                                                               laws of              Registrant
                                                                        -------------------         ----------
Alteon WebSystems, Inc.. .........................................        State of Delaware             100
CoreTek, Inc. ....................................................        State of Delaware             100
Nortel Networks Inc. .............................................        State of Delaware             100
Nortel Networks Limited ..........................................              Canada                  100
Nortel Networks plc ..............................................             England                  100
Qtera Corporation ................................................        State of Delaware             100